EXHIBIT 31.3

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO RULE 13A-14(A) AND RULE 15D-14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Jamie Welch, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Kinetik Holdings Inc. (formerly known as Altus Midstream Company, the “registrant”); and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2022	/s/ Jamie Welch
Jamie Welch Chief Executive Officer, President and Chief Financial Officer (Principal Executive Officer)